EXHIBIT 23.3
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 of Energy Transfer Equity, L.P. of our report dated March 30, 2006, relating to the financial statements of Transwestern Pipeline Company, LLC, which appears in the Current Report on Form 8-K/A (Amendment No. 1) of Energy Transfer Equity, L.P. dated December 1, 2006. We also consent to the reference to us under the heading “Experts” in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-3.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
October 19, 2007